Exhibit 99.1

PROXY CARD

BURTECH ACQUISITION CORP.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on December 10, 2024: The Proxy Statement is available at https://_

The undersigned hereby appoints Roman Livson as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of BurTech Acquisition Corp. (the “Company”), to be held via teleconference as described in the Proxy Statement on December 10, 2024 at 5:00 p.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated November [*]. 2024 (the “Notice”), a copy of which has been received by the undersigned, as follows:

Proposal No. 1 – The “Business Combination Proposal” — to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 22, 2023 (as amended on April 22, 2024 and October 24, 2024, and as may be further amended and/or amended and restated, the “Merger Agreement”), by and among BurTech, BurTech Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of BurTech (“Merger Sub”), Blaize, Inc., a Delaware corporation (“Blaize”) and for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”), pursuant to which Merger Sub will merge with and into Blaize (the “Merger”), with Blaize surviving the Merger as a wholly owned subsidiary of BurTech and approve the Merger and the other transactions contemplated by the Merger Agreement (the “Business Combination” and such proposal, the “Business Combination Proposal”). The Merger Agreement, the Amendment to Merger Agreement and the Second Amendment to Merger Agreement are attached to the accompanying proxy statement/prospectus as Annex A-1, and Annex A-2, and Annex A-3 (“Proposal No. 1”).

For ☐ Against ☐ Abstain ☐

Proposal No. 2 – The “Organizational Documents Proposal” – to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the proposed Third Amended and Restated Certificate of Incorporation (the “Proposed Charter”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, and the proposed Amended and Restated Bylaws, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C (the “Proposed Bylaws”), of New Blaize as the post-Business Combination company, which, if approved, would take effect substantially concurrently with the Effective Time (“Proposal No. 2”).

For ☐ Against ☐ Abstain ☐

Proposals No. 3 – The “Advisory Organizational Documents Proposals” – to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter and the Proposed Bylaws, which are being presented separately in accordance with the U.S. Securities and Exchange Commission (“SEC”) guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as four sub-proposals (collectively, “Proposals No. 3”):

●	Proposal No. 3A — to increase the authorized shares to (i) 600,000,000 shares of common stock, par value $0.0001 per share of New Blaize (“New Blaize Common Stock”) to and increase the authorized shares of preferred stock to 20,000,000 shares of preferred stock, par value $0.0001 per share (“New Blaize Preferred Stock”) (“Proposal No. 3A”);

For ☐ Against ☐ Abstain ☐

●	Proposal No. 3B — to require an affirmative vote of 662∕3% of the voting power of all then- outstanding shares of New Blaize Common Stock to alter, amend, or repeal ARTICLES IV, V, VI, VII, VIII, IX and X of the Proposed Charter (“Proposal No. 3B”);

For ☐ Against ☐ Abstain ☐

●	Proposal No. 3C — to require an affirmative vote of 662∕3% of the voting power of all then- outstanding shares of New Blaize Common Stock to alter, amend, or repeal the Proposed Bylaws (as defined in the accompanying proxy statement/prospectus) (“Proposal No. 3C”);

For ☐ Against ☐ Abstain ☐

●	Proposal No. 3D — to approve and adopt the Proposed Charter to eliminate certain provisions related to BurTech’s status as a blank check company, including changing BurTech’s name from “BurTech Acquisition Corp.” to “Blaize Holdings, Inc.” and to remove the requirement to dissolve BurTech and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination, which the board of directors of BurTech (the “BurTech Board”) believes are necessary to adequately address the needs of BurTech immediately following the consummation of the Business Combination (“Proposal No. 3D”);

For ☐ Against ☐ Abstain ☐

●	Proposal No. 3E — to require an affirmative vote of 662∕3% of the voting power of all then outstanding shares of New Blaize Common Stock to remove any individual director or the entire board of directors (“Proposal No. 3E”);

For ☐ Against ☐ Abstain ☐

●	Proposal No. 3F — to approve and adopt the Proposed Charter the Proposed Bylaws to provide that special meetings of the stockholders may be called only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, or the President (“Proposal No. 3F”).

For ☐ Against ☐ Abstain ☐

Proposal No. 4 — The “Election of Directors Proposal” — to consider and vote upon a proposal to elect, effective at the Closing (as defined in the accompanying proxy statement/prospectus), seven (7) directors to serve on the New Blaize Board (as defined in the accompanying proxy statement/prospectus) until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified (“Proposal No. 4”);

For ☐ Against ☐ Abstain ☐

Proposal No. 5 — The “Equity Incentive Plan Proposal” — to consider and vote upon a proposal to approve and adopt the Blaize Holdings, Inc. 2024 Incentive Award Plan (the “Incentive Award Plan”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex D (“Proposal No. 5”);

For ☐ Against ☐ Abstain ☐

Proposal No. 6 — The “Employee Stock Purchase Plan Proposal” — to consider and vote upon a proposal to approve and adopt the Blaize Holdings, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex E (“Proposal No. 6”);

For ☐ Against ☐ Abstain ☐

Proposal No. 7 — The “Nasdaq Proposal” — to consider and vote upon a proposal by ordinary resolution to approve, to consider and vote upon a proposal to approve, for purposes of complying with the applicable listing rules of The Nasdaq Stock Market LLC, the issuance of shares of BurTech Class A Common Stock pursuant to the Merger Agreement (as defined in this the accompanying proxy statement/prospectus) in connection with the Business Combination (“Proposal No. 7”); and

For ☐ Against ☐ Abstain ☐

Proposal No. 8 — The “Adjournment Proposal” — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

For ☐ Against ☐ Abstain ☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Annual Meeting (Circle one):

Yes   No

Number of attendees: _________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL ANNUAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.